UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2015

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 31, 2015, Ramesh Subrahmanian will step down from his role as Group President, International as a consequence of a restructuring of the Company’s International Group.  Mr. Subrahmanian will remain an employee of the Company in an advisory capacity until March 31, 2016, during which time he will continue to receive his current compensation and benefits. In addition, he will be eligible for an incentive payment of $99,187.50 for the advisory period and will receive a severance payment in the amount of $396,750.00 payable in 18 semi-monthly installments during the last nine months of 2016 and a lump sum payment of $275,000.00 on or before March 15, 2016. Mr. Subrahmanian, who has been on expatriate assignment in Singapore, will be entitled to receive relocation benefits in accordance with the Company’s global mobility policies.

 On September 16, 2015, the Company and Mr. Subrahmanian entered into a separation agreement and release in connection with the foregoing. A copy of the separation agreement and release is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Separation Agreement and Release between Ramesh Subrahmanian and Stryker Corporation, dated as of September 16, 2015
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

September 17, 2015	/s/ WILLIAM E. BERRY JR.
Date	William E. Berry Jr.,
Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release between Ramesh Subrahmanian and Stryker Corporation, dated as of September 16, 2015